MAIDENFORM BRANDS, INC. APPOINTS PATRICK J. BURNS AS EXECUTIVE VICE PRESIDENT
OF SALES AND MARKETING

Highly Experienced Consumer and Retail Marketer Joins Maidenform Team

Iselin, New Jersey, October 13, 2008—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today announced the appointment of Patrick J. Burns as Executive Vice President of Sales and Marketing, effective October 13, 2008. In this newly-created position, Mr. Burns will lead the Company’s sales and marketing efforts globally, in addition to strategically driving Maidenform’s direct to consumer businesses. Previously, these areas reported to Maurice Reznik, Maidenform’s Chief Executive Officer. Mr. Burns will report directly to Mr. Reznik.

Mr. Burns, 47, joins Maidenform from the Kellwood Company, where he served in a number of senior executive roles, including most recently as Corporate Vice President and Group President of Lifestyle Alliance, which is comprised of the Sag Harbor, Koret and Briggs New York brands. Since joining Kellwood in 2002, Mr. Burns also served as the company’s Corporate Vice President-Chief Strategy and Marketing Officer, President of Kellwood Intimate Apparel and Chief Executive Officer of Gerber Childrenswear.

From 1988 to 2002, Mr. Burns was with the Sara Lee Corporation, where he held several senior management positions in sales and marketing, including his most recent role as Vice President, Customer Marketing for Hanes Underwear. Mr. Burns also held brand development positions at Clorox and Procter and Gamble.

“Pat’s accomplished career as a brand executive, combined with his strong wholesale customer relationships, will help us drive the business to new levels of success,” stated Maurice Reznik. “As we begin implementing our long-term strategic plan, Pat and our team will pursue and capitalize on specific growth initiatives that we expect will drive solid financial performance.”

Commenting on the announcement, Patrick Burns added, “I am excited to join the Maidenform team where I will combine my consumer market experiences and extensive wholesale relationships with my passion for increasing brand equity. Maidenform’s strong reputation for innovation in the marketplace provides me with the opportunity to fully leverage my background to help drive and realize the Company’s exciting growth opportunities.”

Mr Burns received his BA in economics from Boston University and holds an MBA from Wake Forest University.

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During its 85-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control ItTM, LulehTM, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates®, Self Expressions® and InspirationsTM. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Investor Contact:
Felise Glantz Kissell
Vice President
Investor Relations & Corporate Development
(732) 621-2363 or fkissell@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; the sufficiency of cash to fund operations and capital expenditures; and the influence of adverse changes in general economic conditions.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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